                                                                 EXHIBIT 10.1(c)

              AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT

         This Amendment Number Two to Loan and Security Agreement ("Amendment") is entered into as of August 30, 1999, among SAMUELS JEWELERS, INC., a Delaware corporation (the "Borrower"), on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, as Agent ("Agent"), on the other hand.

                                    RECITALS

         A. Borrower, Lenders and Agent have previously entered into that certain Loan and Security Agreement, dated as of October 2, 1998 and amended by that certain Amendment Number One, dated as of April 15, 1999 (the "Agreement").

         B. Borrower, Lenders and Agent desire to further amend the Agreement as provided for and on the conditions herein.

         NOW, THEREFORE, Borrower, Lenders and Agent hereby amend certain provisions of the Agreement as follows:

         1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

         2. AMENDMENTS.

            2.1 Section 1.1 of the Agreement is hereby amended by deleting the following definitions therefrom: "Credit Sales Reserve," "Dilution Reserve," "Eligible Accounts," and "Reduction Option."

            2.2 Section 1.1 of the Agreement is hereby amended by adding the following new definitions thereto:

                "Credit Card Issuer" means World Financial Network National
         Bank.

                "Credit Card Agreement" means that certain Private Label Credit Card Program Agreement, between Credit Card Issuer and Borrower.

                "Holdings" means Samuels Holdings, a California corporation, and a wholly owned subsidiary of Borrower.



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                "Permitted Accounts Sale Agreement" means that certain
         Purchase and Sale Agreement, dated as of July 27, 1999 between Borrower and Credit Card Issuer.

                "Permitted Accounts Sale Proceeds" means the monies due to Borrower as a result of the sale of the Private Label Accounts pursuant to the Permitted Accounts Sale Agreement.

                "Permitted Stock Repurchase Transactions" means any of one or more transactions in which Borrower repurchases its common stock in the open market, so long as (a) at such time no Event of Default has occurred and is continuing or would arise as a result of such repurchase, (b) such purchase is not from an Affiliate, (c) the purchase price for any such transaction does not exceed $7 per share, and (d) after each such repurchase is taken into account Borrower's Availability would be at least $5,000,000.

                "Private Label Accounts" means those certain Accounts existing as of August 30, 1999 and arising out of Borrower's sales of Inventory to customers pursuant to Borrower's existing private label credit card arrangements, together with those of Borrower's Books and any General Intangibles related to such Accounts all as more completely described on Schedule P-2. The Private Label Accounts are to be sold to Credit Card Issuer pursuant to the Permitted Accounts Sale Agreement

                "Samuels.com" means Samuels.com, Inc., a Delaware corporation, and a wholly owned subsidiary of Borrower.

            2.3 Section 1.1 of the Agreement is hereby amended by amending each of the following existing definitions to read as hereinafter set forth:

                (a) "Maximum Amount" means $40,000,000.

                (b) "Permitted Accounts Sale" means Borrower's sale of its Private Label Accounts to the Credit Card Issuer from time to time on the terms set forth in the Permitted Accounts Sale Agreement.

                (c) "Seasonal Period" means, with respect to Advances against Inventory under Section 2.1 (a)(y). the period from and including October 1 in any year through and including December 15 in that year.

            2.4 Section 2.1 (a) of the Agreement is hereby amended by deleting paragraph (x) therefrom in its entirety.

            2.5 Section 2.1 (b) of the Agreement is hereby amended to read as follows:


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                (b) Anything to the contrary in Section 2.1(a) above
         notwithstanding, Agent may create reserves against the Borrowing Base or reduce its advance rates based upon Eligible Inventory without declaring an Event of Default if it determines that there has occurred a Material Adverse Change.

            2.6 Section 2.1(n) of the Agreement is hereby amended and restated in its entirety to read:

                           "[Intentionally Deleted]"

            2.7 Section 5.2 of the Agreement is hereby amended and restated in its entirety to read:

                           "[Intentionally Deleted]"

            2.8 Section 7.3 of the Agreement is hereby amended by adding the following to the end thereof:

         ;provided, however, that Borrower shall be entitled to make the Permitted Accounts Sale to the Credit Card Issuer pursuant to the terms of the Permitted Accounts Sale Agreement.

            2.9 Clause (viii) of Section 7.13 of the Agreement is hereby amended to read as follows:

                (viii) Borrower may hold not less than 100% of the equity interests in Holdings and Samuels.com and may hold the Tax Loan Notes.

            2.10 a new clause (x) is hereby added to Section 7.13 of the Agreement as follows:

                (x) Borrower may acquire its own shares in one or more Permitted Stock Repurchase Transactions; provided, however, that the aggregate amount Borrower may spend for all such transactions may not exceed $1,000,000;

            2.11 Section 7.14(c) of the Agreement is hereby deleted and replaced with the following:

                (c) advances or any loans to any Affiliate of Borrower permitted by clause (viii) of Section 7.13;

            2.12 Section 7.20(a) of the Agreement is hereby amended and restated in its entirety to read:

                           "[Intentionally Deleted]"

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            2.13 Section 7.20 (b) of the Agreement is hereby amended to read as follows:

                (b) Tangible Net Worth. A Tangible Net Worth of at least the following amounts as of the last day of the fiscal quarters of Borrower ending on or about the last day of the following months:


   Month                              Minimum Tangible Net Worth
   -----                              --------------------------

  August 1999                                 $24,000,000
  November 1999                               $20,000,000
  February 2000                               $28,000,000
  May 2000                                    $27,000,000
  August 2000                                 $24,000.000
  November 2000                               $21,000,000
  February 2001                               $29,000,000
  May 2001                                    $28,000,000
  August 2001                                 $25,000,000

            2.14 Section 7.22 of the Agreement is hereby amended and restated in its entirety to read:

                                            "[Intentionally Deleted]"

            2.15 Schedule C-1 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule C-1 to this Amendment to reflect the allocated Commitments of the Lenders as of the effective date of this Amendment; and a new Schedule P-2 is hereby added to the Agreement, to read as set forth on Schedule P-2 to this Amendment.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lenders and Agent that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

         4. DEFAULTS: WAIVER. Borrower hereby affirms to Lenders and Agent that. subject to the waiver provided in the preceding sentence, no Default or Event of Default exists as of the date hereof.

         5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the following:

            (a) Receipt by Agent of fully executed copies of this Amendment;

            (b) Receipt by Agent of fully executed copies of an Irrevocable Assignment by Borrower in form and substance acceptable to Agent, specifying payment of the

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Permitted Accounts Sale Proceeds directly to the Agent's Account, and payment of any future monies owing by Credit Card Issuer directly to the Lockboxes;

            (c) Payment of a fee to Agent, for the pro rata account of Lenders, in the amount of $30,000.

         6. COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent's out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel reasonably deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and any related documents

         7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended, modified, and supplemented hereby, shall remain in full force and effect.

         8. COUNTERPARTS EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts,

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taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                        SAMUELS JEWELERS, INC.,
                                        a Delaware corporation

                                        By  /s/ E. PETER HEALEY
                                           -------------------------------------
                                        Title: E. Peter Healey
                                              ----------------------------------
                                               Executive Vice President and CFO
                                              ----------------------------------

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation, as Agent and
                                        as a Lender

                                        By /s/ ROBERT CASTINE
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------
                                        LASALLE BUSINESS CREDIT, INC.,
                                        a Delaware corporation

                                        By /s/ HERBERT KIDD
                                           -------------------------------------
                                        Title: S.V.P.
                                              ----------------------------------

                                        SUNROCK CAPITAL CORP.,
                                        a Delaware corporation

                                        By /s/ JOHN IRWIN
                                           -------------------------------------
                                        Title: S.V.P.
                                              ----------------------------------

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                                  SCHEDULE C-1

                      COMMITMENTS AS OF EFFECTIVE DATE OF
                       AMENDMENT NO. 2 TO THIS AGREEMENT


Lender                                               Commitment
------                                               ----------

Foothill Capital Corporation                         $16,000,000
LaSalle Business Credit, Inc.                        $16,000,000
Sunrock Capital Corp.                                $ 8,000,000




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                                                                    SCHEDULE P-2

                             Private Label Accounts

         All capitalized terms not separately defined herein are used herein as defined in the Purchase and Sale Agreement, dated July 27, 1999 between Borrower and World Financial Network National Bank (the "Agreement").

         Private Label Accounts means:

               (i) all of the Accounts and the Receivables (excluding all Ineligible Accounts) as of the Cut-Off Time;

               (ii) all Account Documentation;

               (iii) all Books and Records;

               (iv) all pending Credit Card applications and Borrower's rights with respect to applications for new Accounts; and

               (v)  the Cardholder List;

         The following terms are defined in the Agreement as follows:

         "Account" shall mean (i) a Credit Card accessed open-end consumer credit account established by Borrower, (ii) the numbers associated with such accounts, and (iii) any and all rights, remedies, benefits, interests and titles, both legal and equitable, to which Borrower may be entitled with respect to any of the foregoing. "Account" shall exclude any Ineligible Accounts.

         "Account Documentation" shall mean, with respect to an Account, any and all documentation from time to time relating to such Account, including, without limitation, Cardholder Agreements, applications and all legally required forms, notices and disclosures relating to such applications and Accounts, historical statements and microfilm records thereof, paper and systemic records of customer service and collection notes and letters, all computer master file records and any records of whatever form or nature related to any of the foregoing, all Transaction Records and all tangible and intangible information, arising from any of the foregoing or pertaining thereto.

         "Books and Records" shall mean all books, records, files, credit or collection information, periodic statement applications, business records, reports, correspondence, and other financial and computer data owned by Borrower for use in connection with, or relating to, the Credit Card Business or the Private Label Accounts whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form and whether maintained by Borrower or an agent or servicer of Borrower.

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         "Cardholder" shall mean an individual (i) to whom a Credit Card has been issued pursuant to a Cardholder Agreement, (ii) in whose name an Account, in connection with which the Credit Card may be used, is established, or (iii) who is or may become an obligor on the Account.

         "Cardholder Agreement" shall mean an agreement between Borrower, on the one hand, and a Cardholder, on the other hand, under which Credit Cards are issued, containing the terms and conditions applicable to an Account as such agreement may be amended, modified and supplemented from time to time.

         "Credit Card" shall mean the plastic card or temporary card with the name "Jewelcard" on it which card is owned by Borrower in respect of an Account and evidences a Cardholder's right to purchase goods and services on credit.

         "Credit Card Business" shall mean, collectively, all the Accounts and Receivables and all of the elements of Borrower's business of operating the open-ended credit card revolving retail credit plan.

           "Receivables" shall mean any and all amounts owing by Cardholders on Accounts, including, without limitation, amounts owed due to outstanding extensions of credit, interest and finance charges (whether billed or accrued) and fees for returned checks, late payments or otherwise.

         Notwithstanding the foregoing, to the extent that any of the Private Label Accounts are repurchased by or reacquired by Borrower (whether pursuant to the Agreement or otherwise), such assets shall be Collateral subject to the security interest of Agent.